Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form F-1 (“Registration Statement”) of our report dated February 5, 2025, except for Note 4, as to which the date is March 31, 2025, relating to the consolidated financial statements of CTW Cayman as of July 31, 2024 and 2023, and for each of the two years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ YCM CPA INC.

PCAOB ID 6781

Irvine, California

June 26, 2025